Exhibit 99.1

        MEDISCIENCE TECHNOLOGY CORP. ANNOUNCES COMPLETION OF DEVELOPMENT
      OF ITS OPTICAL BIOPSY CANER DIAGNOSTIC RATIOMETER(TM) AND SUBMISSION
                  TO THE FDA OF THE PRE-IDE BRIEFING MATERIALS

CHERRY HILL, NEW JERSEY (Dec 8, 2004) - Mediscience Technology Corp. (otc-MDSC) announced today that its wholly owned New York subsidiary, Medi-Photonics Development LLC, has completed development of its Optical Biopsy Cancer
Diagnostic   Ratiometer(TM)   for  the   molecular   detection   of  cancer  and
physiological change. The Company also announced that it had submitted its Pre--IDE briefing materials to the United States Food and Drug Administration
(FDA).

President and Chief Operating Officer Michael Engelhart stated "The timely completion of our Optical Biopsy Cancer Diagnostic Ratiometer should provide us with a clear path for our applications platform commercialization in the early detection and diagnosing of cancers of the cervix, mouth esophagus and gastro intestinal tract." Engelhart added "We have submitted our initial Pre-IDE briefing materials for detecting cancer of the cervix with the FDA for marketing in the U.S."

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Safe  Harbor  Statement:  To the extent that any  statements  made in this press release contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the
use  of  words  such  as  "expects,"  "plans,"  "will,"  "may,"   "anticipates,"
"believes," "should," "intends," "estimates," and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, the ability of the Company to raise capital to finance the development of its Internet services and related software, the effectiveness, profitability and the marketability of those services, the ability of the Company to protect its proprietary information and to retain and expand its user base, the establishment of an efficient corporate operating structure as the Company grows and, other risks detailed from time-to-time in our filings with the Securities and Exchange Commission. The
Company  undertakes  no  obligation  to  publicly  update  any   forward-looking
statements.